                                                                 Exhibit 99-B.8.135
                                                                 FIRST AMENDMENT
                                                                                 TO
                                                  FUND PARTICIPATION AGREEMENT

This First Amendment to the Fund Participation Agreement (the “First Amendment) is made and entered into as of the 30th day of June, 2008 between ING Life Insurance and Annuity Company
(formerly Aetna Life Insurance and Annuity Company) (the “Company”), and Pax World Funds
Series Trust I (formerly Pax World Balanced Fund, Inc). (the “Fund”)

WHEREAS, the Company and the Fund are parties to a Fund Participation Agreement dated as of August 8, 2000.

WHEREAS, the parties now desire to amend the Agreement to add funds and share classes available for investment.

NOW, THEREFORE, in consideration of the premises and mutual convents and promises expressed herein, the parties agree to amend the Agreement as follows:

1.	By substituting the following for the Company’s notice address in Section 11.

Miscellaneous. (b) Notices.:

To the Company:

            ING Life Insurance and Annuity Company
            One Orange Way, B3N
            Windsor, CT 06095-4774
            Attention: Michael C. Eldredge, CFA
            860-580-2591

2.	By substituting the following for the Fund’s notice address in Section 11. Miscellaneous. (b) Notices.:

To the Fund:

Pax World Funds Series Trust I 30 Penhallow Street, Suite 400 Portsmouth, NH 03801

Attention: Manager, Broker/Dealer Services 603-501-7380

3.	By substituting the following address in Section 11. Miscellaneous. (b) Notices.:

With a copy to:

Kurzman Karelsen & Frank, LLP 230 Park Avenue New York, NY 10169 Attn: Kevin J. Lake, Esq.

4.	By adding Variable Annuity Account I to Schedule A.

3.	By replacing Schedule B with the revised Schedule B attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective
June 30, 2008.

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/ Richard T. Mason

Name:	Richard Mason

Title:	President, ILIAC

ING FINANCIAL ADVISERS, LLC

By:	/s/ Michael J. Pise

Name:	Michael J. Pise

Title:	V.P. Advisory Services

PAX WORLD FUNDS SERIES TRUST I

By:	/s/ Maureen L. Conley

Name: Maureen L. Conley

Title: Secretary

                                                                                   SCHEDULE B

                                                                            Fees to the Company

Two types of fees shall be payable to the Company, depending upon the share class of the Fund that is offered: Servicing Fees and 12b-1 Fees.

1. Service Fees. Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Fund. The Fund recognizes the Company as the sole shareholder of Fund shares issued under this Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, the Fund agrees to pay the Company a servicing fee at the annual rates noted in the chart below. These rates are based on the average net assets invested in the Fund through the Contracts in each calendar quarter. The Fund will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for such quarter and such other supporting data as may reasonably be requested by the Company.

2. 12b-1 Fees. In accordance with the Fund’s plan pursuant to Rule 12b-1 under the Investment
Company Act of 1940, as amended, the Fund will make payments to the Company at the annual rates noted in the chart below. These rates are based on the average net assets invested in the Fund through the Contracts in each calendar quarter. The Fund will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for such quarter and such other supporting data as may reasonably be requested by the Company.

Fees to be received
Fund:	(annual rate):

Pax World Balanced Fund Individual Investor Class	0.25% 12b-1 Fees 0.15% Servicing Fees
Pax World Balanced Fund Institutional Class Pax World Balanced Fund R Class	0.10% Servicing Fees 0.50% 12b-1 Fees 0.125% Servicing Fees

Pax World Growth Fund Individual Investor Class	0.25% 12b-1 Fees 0.15% Servicing Fees
Pax World Growth Fund Institutional Class Pax World Growth Fund R Class	0.10% Servicing Fees 0.50% 12b-1 Fees 0.125% Servicing Fees

Pax World High Yield Bond Fund Individual Investor Class	0.25% 12b-1 Fees 0.15% Servicing Fees
Pax World High Yield Bond Fund Institutional Class	0.10% Servicing Fees

Pax World High Yield Bond Fund R Class	0.50% 12b-1 Fees 0.125% Servicing Fees

Pax World Value Fund Individual Investor Class	0.25% 12b-1 Fees 0.15% Servicing Fees
Pax World Value Fund Institutional Class Pax World Value Fund R Class	0.10% Servicing Fees 0.50% 12b-1 Fees 0.125% Servicing Fees

Pax World Women’s Equity Fund Individual Investor Class	0.25% 12b-1 Fees 0.15% Servicing Fees
Pax World Women’s Equity Fund Institutional Class Pax World International Fund Individual Investor Class	0.10% Servicing Fees 0.25% 12b-1 Fees 0.15% Servicing Fees
Pax World International Fund Institutional Class Pax World International Fund R Class	0.10% Servicing Fees 0.50% 12b-1 Fees 0.125% Servicing Fees

Pax World Small Cap Fund Individual Investor Class	0.25% 12b-1 Fees 0.15% Servicing Fees
Pax World Small Cap Fund Institutional Class Pax World Small Cap Fund R Class	0.10% Servicing Fees 0.50% 12b-1 Fees 0.125% Servicing Fees

Pax World Global Green Fund Individual Investor Class	0.25% 12b-1 Fees 0.15% Servicing Fees
Pax World Global Green Fund Institutional Class Pax World Global Green Fund R Class	0.10% Servicing Fees 0.50% 12b-1 Fees 0.125% Servicing Fees